UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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RSP PERMIAN, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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News Release

RSP Permian, Inc. Announces Record Date and Meeting Date for Special Meeting of Stockholders and Mailing of Proxy Statement

Dallas, Texas – January 27, 2017 – RSP Permian, Inc. (“RSP” or the “Company”) (NYSE: RSPP) announced that it has established a record date of January 19, 2017 and a meeting date of February 24, 2017 for a special meeting of its stockholders to be held at 8:00 a.m., local time, at 3141 Hood Street, Suite 700, Dallas, Texas 75219. At the special meeting, RSP stockholders will vote on a proposal to approve the issuance of 16,019,638 shares of RSP common stock to Silver Hill Energy Partners II, LLC (the “SHEP II Seller”), as partial consideration for RSP’s acquisition of Silver Hill E&P II, LLC (“SHEP II”), pursuant to and subject to adjustments provided in the Membership Interest Purchase and Sale Agreement dated as of October 13, 2016, by and among the Company, RSP Permian, L.L.C., a wholly owned subsidiary of the Company, the SHEP II Seller and SHEP II.

RSP also announced that it has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on January 26, 2017 for the special meeting. Except for the RSP shares held by Silver Hill Energy Partners Holdings, LLC, holders of record of RSP shares as of the close of business on January 19, 2017 will be entitled to receive notice of the special meeting and to vote at the special meeting. RSP commenced mailing the definitive proxy statement and other related proxy materials on January 26, 2017 to RSP stockholders.

Subject to satisfaction of the closing conditions, the parties currently expect to close the transaction on March 1, 2017. Upon closing of the transaction, SHEP II will become an indirect wholly owned subsidiary of RSP.

About RSP Permian, Inc.

RSP is an independent oil and natural gas company focused on the acquisition, exploration, development and production of unconventional oil and associated liquids-rich natural gas reserves in the Permian Basin of West Texas. The vast majority of RSP’s acreage is located on large, contiguous acreage blocks in the core of the Midland and Delaware Basins, sub-basins of the Permian Basin. The Company’s common stock is traded on the NYSE under the ticker symbol “RSPP.” For more information, visit www.rsppermian.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than historical facts, that address activities that RSP assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of RSP. Information concerning these risks and other factors can be found in RSP’s filings with the SEC, including its Annual Report on Form 10-K for 2015, which can be obtained free of charge on the SEC’s web site located at http://www.sec.gov. RSP undertakes no obligation to update or revise any forward-looking statement.

Investor Contact:

Scott McNeill

Chief Financial Officer

214-252-2700

Source: RSP Permian, Inc.